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                                                                     EXHIBIT 8.1

SUBSIDIARIES OF FRESH DEL MONTE PRODUCE INC.
AS OF 2/20/05

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COMPANY NAME                                 PLACE/DATE OF INCORPORATION
------------                                 ---------------------------
Agencia Maritima de Costa Rica
   Amarco, S.A.                             Costa Rica          08/30/2002

Agricola UAC Limitada                       Chile               09/10/1984

Agricola Villa Alegre Acquisition Corp.     Cayman Islands      03/13/2001

Agricola Villa Alegre Limitada              Chile               06/26/1986

Agrinanas Development Co., Inc.             Philippines         03/05/2004

Alcantara Shipping Corporation              Cayman Islands      05/12/2000

Alcazar Shipping Corporation                Cayman Islands      11/16/1999

Algeciras Shipping Corporation              Cayman Islands      11/16/1999

Alhambra Shipping Corporation               Cayman Islands      01/12/1998

Alicante Shipping Corporation               Cayman Islands      11/16/1999

Almeria Shipping Corporation                Cayman Islands      12/29/1995

Altara Shipping Corporation                 Cayman Islands      11/26/2003

Amalgamated Fisheries Co. (Pty) Ltd.        South Africa        06/02/1961

Andalucia Shipping Corporation              Cayman Islands      10/11/1991

Bananera Maya, Sociedad Anonima             Guatemala           04/17/1989

Cadiz Shipping Corporation                  Cayman Islands      11/16/1999

Cameroon Banana Company PLC (CAMBACO)       Cameroon            04/24/2001

Can-Am Express, Inc.                        North Dakota        08/10/1988

Cartorama, S.A.                             Ecuador             1992

Choice Farms, Inc.                          Delaware            11/14/1991

Claverton Limited                           Hong Kong           11/10/1989

Comercializadora Agricola
Guatemalteca S.A. (Comaguasa)               Guatemala           04/23/1991

Comercializadora Internacional
Consultoria y  Servicios Bananeros
S.A. - (Conserba or C.I. Conserba)          Colombia            12/15/1992

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                                       1
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COMPANY NAME                                 PLACE/DATE OF INCORPORATION
------------                                 ---------------------------

Compania Agricola Diversificada,
S.A. (Coagro)                               Guatemala           08/28/1990

Compania de Desarrollo Bananero de
Guatemala, S.A. (Bandegua)                  Guatemala           12/04/1972

Compania de Desarrollo Bananero del
Ecuador S.A. (Bandecua)                     Ecuador             11/28/1978

Congelados Del Monte S.A.                   Costa Rica          10/13/2000

Cordoba Shipping Corporation                Cayman Islands      01/26/1993

Corporacion Bandeco C.R., S.A.              Costa Rica          1991

Corporacion de Desarrollo
Agricola Del Monte S.A.                     Costa Rica          11/18/1967

Davao Agricultural Ventures
Corporation (Davco)                         Philippines         06/26/1981

De L'Ora Beverages Limited                  United Kingdom      02/07/1990

Del Monte (London) Limited                  United Kingdom      12/12/1908

Del Monte B.V.I. Limited                    British Virgin      10/05/1989

Del Monte Belgium S.A.                      Belgium             04/13/1966

Del Monte Deutschland GmbH                  Germany             01/05/1984

Del Monte Europe Limited                    United Kingdom      12/28/1926

Del Monte Foods (France) S.A.               France              04/15/1987

Del Monte Foods (Italia) SpA                Italy               07/13/2004

Del Monte Foods (Poland) Sp. z o.o.         Poland              11/19/04 (new
                                                                name registered)

Del Monte Foods (U.A.E.) FZE                United Arab
                                            Emirates            11/29/2004

Del Monte Foods Europe Limited              United Kingdom      01/12/1990

Del Monte Foods Iberia SRL                  Spain               08/19/1993

Del Monte Foods International Limited       United Kingdom      12/27/1989

Del Monte Foods Northern Europe Limited     United Kingdom      04/13/1984

Del Monte Foods Spain SRL                   Spain               05/06/2000

Del Monte Fresh Distribution
  Brasil Ltda.                              Brazil              10/09/2001

                                       2
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COMPANY NAME                                 PLACE/DATE OF INCORPORATION
------------                                 ---------------------------
Del Monte Fresh Fruit
Company Ltd. (Japan)                        Japan               10/28/1988

Del Monte Fresh Fruit Far East B.V.         Netherlands         10/15/1990

Del Monte Fresh Packaged Produce
  (UK) Limited                              England & Wales     05/09/2002

Del Monte Fresh Produce Acquisition
(Chile) Corp.                               Cayman Islands      08/10/1998

Del Monte Fresh Produce
(Argentina) S.R.L.                          Argentina           06/25/1998

Del Monte Fresh Produce (Asia-Pacific)
Limited                                     Hong Kong           07/07/1989

Del Monte Fresh Produce B.V.                Netherlands         09/13/1989

Del Monte Fresh Produce (Belgium) N.V.      Belgium             05/22/1990

Del Monte Fresh Produce Brasil Ltda.        Brazil              05/27/1993

Del Monte Fresh Produce (Cameroon) SARL     Cameroon            02/23/1988

Del Monte Fresh Produce (Chile) S.A.        Chile               06/20/1983

Del Monte Fresh Produce Company             Delaware            12/13/1985

Del Monte Fresh Produce (Florida) Inc.      Florida             12/13/1996

Del Monte Fresh Produce (Germany) GmbH      Germany             05/29/2001

Del Monte Fresh Produce (Hamburg) GmbH      Germany             08/27/2002

Del Monte Fresh Produce (Hawaii) Inc.       Delaware            10/12/1989

Del Monte Fresh Produce (HK) Limited        Hong Kong           04/02/1997

Del Monte Fresh Produce (Holland) B.V.      Netherlands         03/01/1951

Del Monte Fresh Produce Inc.                California          02/04/1927

Del Monte Fresh Produce(Kansas City)Inc.    Delaware            10/30/1998

Del Monte Fresh Produce International Inc   Liberia             04/17/1989

Del Monte Fresh Produce Investment
(Chile) Corp.                               Cayman Islands      08/10/1998

Del Monte Fresh Produce (Korea) Ltd.        Korea               10/16/1999

Del Monte Fresh Produce (Mexico)
S.A. de C.V.                                Mexico              08/16/1993

Del Monte Fresh Produce
(Middle East) Corp.                         Cayman Islands      11/19/1998

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COMPANY NAME                                 PLACE/DATE OF INCORPORATION
------------                                 ---------------------------
Del Monte Fresh Produce N.A., Inc.          Florida             12/15/1952

Del Monte Fresh Produce (New Zealand)
Limited                                     New Zealand         03/24/1999

Del Monte Fresh Produce (Panama) S.A.       Panama              01/29/1998

Del Monte Fresh Produce (Peru) S.A.         Peru                03/23/1999

Del Monte Fresh Produce
(Philippines), Inc.                         Philippines         10/17/1989

Del Monte Fresh Produce
(South Africa) (Pty) Ltd.                   South Africa        02/24/1998

Del Monte Fresh Produce (Southeast) Inc.    Delaware            08/07/1998

Del Monte Fresh Produce (Southwest) Inc.    Arizona             11/17/1992

Del Monte Fresh Produce (Spain) S.A.        Spain               09/18/2000

Del Monte Fresh Produce (Texas), Inc.       Texas               01/02/1963

Del Monte Fresh Produce (Thailand) Inc.     Cayman Islands      06/18/2004

Del Monte Fresh Produce (UK) Ltd.           England             08/23/1989

Del Monte Fresh Produce (Uruguay) S.A.      Uruguay             06/25/1982

Del Monte Fresh Produce
(West Coast), Inc.                          Delaware            03/08/1989

Del Monte Fresh Trade Company
Brasil Ltda.                                Brazil              12/04/2000

Del Monte Grupo Comercial S.A. de C.V.      Mexico              11/16/1993

Del Monte Hellas S.A.                       Greece
        09/30/2004(acquired)

Del Monte International, Inc.               Panama              07/26/1974

Del Monte Kenya Holdings Inc.               Panama
        09/30/2004(acquired)

Del Monte Kenya Ltd.                        Kenya
        09/30/2004(acquired)

Del Monte Pensions UK Limited               United Kingdom      01/31/1990

Del Monte South Africa (Pty) Limited        South Africa        05/20/1960
        09/30/2004(acquired)
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COMPANY NAME                                 PLACE/DATE OF INCORPORATION
------------                                 ---------------------------
DMFP Investment (Uruguay) Corp.             Cayman Islands      09/14/1998

DMFP (NZ) Limited                           New Zealand         09/14/1999

Donald Cook's (Pty) Limited                 South Africa
        09/30/2004(acquired)

El Genizaro S.A.                            Costa Rica          02/11/1975

Envases Industriales de
Costa Rica S.A. (Envaco)                    Costa Rica          10/25/1960

Expocenter, S.A.                            Uruguay             09/09/1990

Fargo Acquisition Company                   Delaware            04/15/1904

FDM Holdings Limited                        Cayman Islands      08/29/1996

Fresh Del Monte Japan Company Ltd.          Japan               11/28/1997

Fresh Del Monte Produce (Canada), Inc.      Delaware            09/15/1997

Fresh Del Monte Produce Inc.                Cayman Islands      08/29/1996

Fresh Del Monte Produce N.V.                Netherlands Antille 10/07/1992

Fresh Del Monte Ship Holdings Ltd.          Cayman Islands      09/03/1998

Frigorifico Coquimbo S.A.                   Chile               05/08/1984

Fruitrading Company Limited                 Liberia             01/05/1999

Fruits.com, Inc.                            Florida             08/17/2000

Frutas de Parrita S.A.                      Costa Rica          07/29/1986

Fundacion Fruitcola Ltda.                   Chile               11/05/1992

Giralda Shipping Corporation                Cayman Islands      05/12/2000

Global Reefer Carriers, Ltd.                Liberia             06/21/1993

Granada Shipping Corporation                Cayman Islands      10/11/1991

Hacienda Filadelfia S.A.                    Costa Rica          05/04/1965

Harvest Standard, LLC                       Texas               06/01/1999

Horn-Linie GmbH                             Germany             06/07/1994 (PA)

HS Produce Holdings, LLC                    Texas               06/02/1999

International Resources Company             Cayman Islands      09/05/2002

Inverde Limitada                            Colombia            10/2003



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COMPANY NAME                                 PLACE/DATE OF INCORPORATION
------------                                 ---------------------------
Key Travel Services, Inc.                   Cayman Islands      06/11/1998

Kunia Farms, Inc.                           Hawaii              05/31/1994

Lerida Shipping Corporation                 Cayman Islands      06/11/1998

Malaga Shipping Corporation                 Cayman Islands      07/16/1997

Medina Shipping Corporation                 Cayman Islands      11/20/1998

Melones de Costa Rica S.A.                  Costa Rica          06/18/1987

Melones del Pacifico S.A.                   Costa Rica          07/19/1988

MR Cuts, LP (sold 11/2004)                  Texas

National Poultry Farms
  Hatcheries Co.                            Jordan              08/08/2002

National Poultry PLC                        Jordan              02/19/1994

Network Shipping Ltd.                       Bermuda             04/05/1990

Neveka B.V.                                 Netherlands         03/15/1955

One Cal Limited                             United Kingdom      08/24/1990

Pluto Shipping Corporation                  Liberia             12/12/1975

Portuaria de Amatique, S.A. (Portama)       Guatemala           08/28/1990

Productos Especiales de Mexico,
S.A. de C.V.                                Mexico              04/01/1993

RLN Leasing,Inc.                            North Dakota        12/18/1997

Rooihoogte Suid Farm (Pty) Ltd.             South Africa
        09/30/2004(acquired)

Sapco Holdings Limited                      United Kingdom      02/08/1990

Segovia Shipping Corporation                Cayman Islands      11/16/1999

Servicios Logisticos del
Carmen, S.A. (Seldeca)                      Costa Rica          10/25/1994

Sevilla Shipping Corporation                Cayman Islands      03/09/1993

SFV Florida LLC (dissolved 11/2004)         Delaware            02/01/2002

SFV Fresh Cut, Inc.                         Texas               04/17/2002

Sidonia Shipping Corporation                Cayman Islands      09/28/2000

Sociedad de Inversiones La Capilla
   Limitada                                 Chile               06/11/1986

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COMPANY NAME                                 PLACE/DATE OF INCORPORATION
------------                                 ---------------------------

Texas Specialty Produce Investors, LLC      Texas               03/05/2002

The Just Juice Company Limited              United Kingdom      07/12/1963

The Siam Agro Industry Pineapple and
  Others Public Company Ltd. (SAICO)        Thailand
        10/21/2004(acquired)

Toledo Shipping Corporation                 Cayman Islands      03/09/1993

Tricont Carriers, Ltd.                      Cayman Islands      02/23/1988

Tricont Holding Company                     Delaware            04/10/2003

Tricont Logistics Company                   Delaware            04/10/2003

Tricont Trucking Company                    Delaware            04/10/2003

Trifrutas Properties (Pty) Ltd.             South Africa        06/26/1991

United Investment Company
Inmobiliaria S.A. ("UIC")                   Chile               01/18/1984

United Plastic Corporation S.A.             Chile               06/26/1986

UTC Inmobiliaria S.A.                       Chile               07/02/1996

Utopia Asparagus (Pty) Ltd.                 South Africa        04/08/1963

Valencia Shipping Corporation               Cayman Islands      01/04/2002

Wafer Limited                               Gibraltar           06/09/1989

Westeuropa-Amerika-Linien GmbH ("WAL")      Germany             03/17/1952

Worldwide Advertising, Inc.                 Florida             07/14/2003

Worldwide Recruiters, Inc.                  Florida             04/27/2000

Zanthus Investments (Pty) Limited           South Africa
        09/30/2004(acquired)

                                       7